QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corey G. Prestidge as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RHODES R. BOBBITT Rhodes R. Bobbitt	Director	June 29, 2012
W. Joris Brinkerhoff	Director
/s/ CHARLES R. CUMMINGS Charles R. Cummings	Director	June 29, 2012
/s/ GERALD J. FORD Gerald J. Ford	Director	June 29, 2012
J. Markham Green	Director

Signature	Title	Date

Jess T. Hay	Director
/s/ WILLIAM T. HILL, JR. William T. Hill, Jr.	Director	July 2, 2012
/s/ W. ROBERT NICHOLS, JR. W. Robert Nichols, Jr.	Director	June 29, 2012
/s/ C. CLIFTON ROBINSON C. Clifton Robinson	Director	June 30, 2012
/s/ KENNETH D. RUSSELL Kenneth D. Russell	Director	July 2, 2012
/s/ CARL B. WEBB Carl B. Webb	Director	June 29, 2012

QuickLinks

  Exhibit 24.1
Power of Attorney